  As filed with the Securities and Exchange Commission on February 11, 1999.

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 -------------
                                    Form S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               HESKA CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                           77-0192527
        (State or other jurisdiction of          (I.R.S. Employer
        incorporation or organization)            Identification No.)

             1613 Prospect Parkway
               Fort Collins, CO                         80525
    (Address of Principal Executive Offices)          (Zip Code)

                 1997 STOCK INCENTIVE PLAN OF HESKA CORPORATION

--------------------------------------------------------------------------------
                            (Full title of the plan)

                                ROBERT B. GRIEVE
                   Vice Chairman and Chief Executive Officer
                               Heska Corporation
                          1613 Prospect Parkway Drive
                             Fort Collins, CO 80525
                                 (970) 493-7272

--------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent of service)

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------
                                     Proposed       Proposed
    Title of                         maximum        maximum
   securities        Amount          offering       aggregate       Amount of
     to be           to be            price         offering       registration
   registered     registered/1/    per shares/2/    price/1/           fee
--------------------------------------------------------------------------------
  Common Stock      1,322,921          5.25        6,945,335.25      1,930.80
--------------------------------------------------------------------------------


/1/  Calculated pursuant to General Instruction E on Form S-8.
/2/ Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on February 8, 1999.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933

================================================================================

                       INFORMATION REQUIRED PURSUANT TO
                       --------------------------------
                       GENERAL INSTRUCTION E TO FORM S-8
                       ---------------------------------


General Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Forms S-8 relating to the same employee benefit plan are effective.

     The Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on August 21, 1997, File No. 333-34111 and February 27, 1998, File No. 333-47129 are hereby incorporated by reference.

Incorporation of Documents by Reference

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) The Registrant's latest Annual Report on Form 10-K (File No. 0-22427) for the fiscal year ended December 31, 1997 which contains the balance sheets of the Registrant as of December 31, 1996 and 1997 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995, 1996 and 1997, together with the report thereon of Arthur Andersen LLP, independent public accountants.

     (2) The Registrant's Quarterly Reports on Form 10-Q (File No. 0-22427) for the quarters ended March 31, June 30 and September 30, 1998; and the Registrant's Current Report on Form 8-K (File No. 0-22427) filed on September 12, 1997.

     (3) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-22427), filed on April 24, 1997.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Exhibits

Exhibit
-------
Number      Exhibit
------      -------

 5.1      Opinion regarding legality of securities to be offered.

23.1      Consent of Independent Public Accountants.

23.2      Consent of J. Michael Christopher (included in Exhibit 5.1).

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, Colorado, on February 8, 1999

                               HESKA CORPORATION



                               By  /s/Robert B. Grieve
                                 -------------------
                                    Robert B. Grieve
                                    Vice Chairman and
                                    Chief Executive Officer
                                    (Principal Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Robert B. Grieve, Ronald L. Hendrick and A. Lynn DeGeorge, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                      Title                               Date
----                      -----                               ----
/s/ Robert B. Grieve      Vice Chairman and Chief             February 8, 1999
--------------------      Executive Officer (Principal
Robert B. Grieve          Executive Officer) and Director

/s/ Ronald L. Hendrick    Chief Financial Officer (Principal  February 8, 1999
----------------------    Financial and Accounting Officer)
Ronald L. Hendrick

/s/ Fred M. Schwarzer     Chairman of the Board               February 8, 1999
---------------------
Fred M. Schwarzer

/s/ A. Barr Dolan         Director                            February 8, 1999
-----------------
A. Barr Dolan

/s/ Lyle A. Hohnke        Director                            February 8, 1999
------------------
Lyle A. Hohnke

/s/ Denis R. Pomroy       Director                            February 8, 1999
-------------------
Denis R. Pomroy

Name                       Title                            Date
----                       -----                            ----
/s/ Lynnor B. Stevenson    Director                         February 8, 1999
-----------------------
Lynnor B. Stevenson, Ph.D.

/s/ Guy L. Tebbit          Director                         February 8, 1999
-----------------
Guy L. Tebbit

/s/ John F. Sasen, Sr.     Director                         February 8, 1999
----------------------
John F. Sasen, Sr.

                               INDEX TO EXHIBITS
                               -----------------


Exhibit
-------
Number      Exhibit
------      -------

 5.1      Opinion regarding legality of securities to be offered.

23.1      Consent of Independent Public Accountants.

23.2      Consent of J. Michael Christopher (included in Exhibit 5.1).